                                                                    EXHIBIT 10.2


                     THIRD AMENDMENT TO INVESTMENT AGREEMENT

         THIS THIRD AMENDMENT TO INVESTMENT AGREEMENT ("Amendment"), dated as of January 17, 1997, is made by and among (i) DEVLIEG-BULLARD, INC., a Delaware corporation (the "Company"), (ii) BANC ONE CAPITAL PARTNERS CORPORATION, a Texas corporation ("Banc One"), and PNC CAPITAL CORP, a Delaware corporation ("PNC") (Banc One and PNC are sometimes collectively referred to as the "Senior Holders or individually as a "Senior Holder"), (iii) CHARLES E. BRADLEY, SR., an individual residing in Connecticut ("Bradley") and (iv) JOHN G. POOLE, an individual residing in New York ("Poole") (Bradley and Poole are sometimes collectively referred to as the "Junior Holders" or individually as a "Junior Holder"; the Senior Holders and the Junior Holders are sometimes collectively referred to as the "Holders").

                              W I T N E S S E T H:

         WHEREAS, the Senior Holders, Allied (as defined in the Agreement) and the Company entered in to that certain Investment Agreement dated as of May 25, 1994 (the "Original Agreement"), as amended by that certain First Amendment to Investment Agreement dated as of October 23, 1995, by and among Senior Holders, Allied, Junior Holders and the Company (the "First Amendment"), and that certain Second Amendment to Investment Agreement dated as of April 12, 1996, by and among Senior Holders, Junior Holders and the Company (the "Second Amendment"; the Original Agreement, the First Amendment and the Second Amendment are herein collectively referred to as the "Agreement"), pursuant to which the Senior Holders and Allied agreed to purchase $12,000,000 of subordinated debentures and Junior Holders agreed to purchase $4,000,000 of junior debentures (the proceeds of said junior debentures having been used to satisfy the senior debentures held by Allied), all in accordance with, and as provided in, the Agreement; and

         WHEREAS, the Company has requested that the Senior Holders and the Junior Holders further amend the Agreement in certain respects; and

         WHEREAS, Allied remains a "Holder" under the Agreement for limited purposes only and, accordingly, is not required to join in this Amendment;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreement contained herein, intending to be legally bound hereby, the parties agree as follows:

         1. Paragraph 1.03 (Senior Debt) of the Agreement is hereby deleted and the following is hereby substituted in lieu thereof:

                  1.03 Senior Debt. The indebtedness under the Debentures and the Holders' rights herein shall be subordinate, as to lien priority and right of payment, only to (a) senior bank or institutional financing(s) in the aggregate amount of no more than Forty Million Dollars ($40,000,000), which financing(s) must be on terms reasonably acceptable to Holders, pursuant to an Intercreditor Agreement and Subordination Agreement in the form of
         Exhibit 1.03 hereto, (b) capitalized leases aggregating in face amounts of no more than Five Million Dollars ($5,000,000), including those set forth as part of Exhibit 5.08(a) hereto, and (c) the indebtedness evidenced by the Seller Note (Mattison). Such bank, institutional, lease and other financings described in the foregoing sentence, as the same may be renewed or replaced on terms that are no more disadvantageous to Holders that the renewed or replaced terms, are sometimes collectively called the "Senior Debt".

         2. The definition of "Consolidated Fixed Charge Coverage Ratio" set forth in the First Amendment is hereby deleted and the following is hereby substituted in lieu thereof:

                  "Consolidated Fixed Charge Coverage Ratio" shall mean for any period, a ratio determined as of the relevant calculation date by dividing (a) Consolidated EBITDA by (b) the sum for such period of (i) Consolidated Interest Expense (other than any such expense incurred under the Seller Note (Mattison)), plus (ii) payments made on the term portion of the Senior Debt (other than Term Loan III), plus (iii) Capital Expenditures, plus (iv) income taxes of the Company and its Consolidated Subsidiaries determined in accordance with GAAP.

         3. The definitions of "Cumulative Lower EBITDA Target" and "Cumulative Upper EBITDA Target" contained in Section 2.04(B) of the Agreement are hereby amended as set forth on Schedule attached hereto; provided, however, upon permanent reduction in all or a portion of the $11,000,000 increase in the indebtedness of the Company incurred in connection with the Mattison Acquisition (consisting of an $8,000,000 increase in the maximum indebtedness of the Company to CIT from $32,000,000 to $40,000,000, and the $3,000,000 maximum indebtedness evidenced by the Seller Note (Mattison)), the adjustments to such definitions as set forth in Schedule I will be reduced on a pro rata basis (such that if the entire $11,000,000 increase is permanently reduced to $0, the definitions currently set forth in the Agreement would apply for all future periods). In accordance with the foregoing, because the original principal amount of the Seller Note (Mattison) was reduced from $3,000,000 to $2,600,000 due to certain adjustments made at the closing of the Mattison Acquisition, the adjustments to such definitions are hereby reduced on a pro rata basis.

         4. As used in this Amendment, the following capitalized terms shall have the following meanings:

                  "CIT" shall mean The CIT Group/Business Credit, Inc.

                  "Mattison Acquisition" shall mean the acquisition by the Company of certain assets of Mattison Technologies, Inc. pursuant to the provisions of that certain Asset Purchase Agreement dated December 18, 1996, by and between the Company and Mattison Technologies, Inc.

                  "Seller Note (Mattison)" shall mean that certain Secured Promissory Note dated January 16, 1997, executed by the Company and payable to the order of Mattison Technologies, Inc., in the original principal amount of $2,600,000.

                  "Term Loan III" shall mean that certain term loan from CIT to the Company in the original principal amount of $2,000,000, evidenced by that certain Term Loan III Promissory Note dated January 17, 1997, executed by the Company and payable to the order of CIT.

         5. The provisions of the Agreement shall remain in full force and effect except as modified hereby.

         IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed and delivered this Third Amendment to Investment Agreement as of the date first written above.

                                        DEVLIEG-BULLARD, INC.

ATTEST:                                 By: /s/ Lawrence M. Murray
       -----------------------------        ------------------------------------
                                            Title: VP Fin & Secretary
                                                   -----------------------------

                                        BANC ONE CAPITAL PARTNERS
                                        CORPORATION


ATTEST:                                 By: /s/ James H. Wolfe
       -----------------------------        ------------------------------------
                                            Title: Managing Director
                                                   -----------------------------

                                        PNC CAPITAL CORP


ATTEST:                                 By: /s/ David J. Blair
       -----------------------------        ------------------------------------
                                            Title: Sr. Vice President
                                                   -----------------------------


WITNESS: /s/ Estelle K. Mouchetis       /s/ Charles E. Bradley
         ---------------------------    ----------------------------------------
                                        CHARLES E. BRADLEY, SR.


WITNESS: /s/ Lisa Marie Randazzo        /s/ John G. Poole
         ---------------------------    ----------------------------------------
                                        JOHN G. POOLE

                                   SCHEDULE I



                           "Cumulative Lower EBITDA Target" shall mean, in
respect of any Valuation Date, the amount set forth opposite such Valuation Date below.

                           "Cumulative Upper EBITDA Target" shall mean, in
respect of any Valuation Date, the amount set forth opposite such Valuation Date below.


                               Cumulative              Cumulative
                              Lower EBITDA            Upper EBITDA
                               Target(1)                Target(1)
                              ------------            ------------
8/1/95 through 7/31/96        $11,148,000             $ 12,878,000

8/1/95 through 7/31/97         22,943,000               29,882,000

8/1/95 through 7/31/98         37,127,000               51,829,000

8/1/95 through 7/31/99         52,416,000               75,545,000

8/1/95 through 7/31/00         68,263,000              100,525,000